SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 11, 2004

DATE OF REPORT (Date of Earliest Event Reported)

Interstate Land Investors II Limited Partnership

(Exact Name Of Registrant As Specified In Its Charter)

Commission File Number 0-18382

North Carolina	56-1681116

(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

Wachovia Securities NC0170 301 South College Street, 17th Floor Charlotte, North Carolina 28288-0170

(Address Of Principal Executive Offices)

(704) 532-3320

(Registrant’s Telephone Number, Including Area Code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     None

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     None

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     None

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     Effective March 11, 2004, the Interstate Land Investors II Limited Partnership (the “Registrant”) engaged KPMG LLP (“KPMG”) of Charlotte, North Carolina, as its new independent accountant to audit the Registrant’s financial statements for the year ended December 31, 2003. The resignation of Faulkner and Thompson, P.A., the Registrant’s prior independent auditors, was previously reported on the Registrant’s Current Report on Form 8-K filed on November 14, 2003.

     During the years ended December 31, 2002 and 2003 and the interim period up and including March 11, 2004 , neither the Registrant nor anyone acting on the Registrant’s behalf consulted KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report nor oral advice was provided by KPMG to the Registrant that KPMG concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement,” as that term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 5. OTHER EVENTS

     None

ITEM 6. RESIGNATIONS OF REGISTRANT’S DIRECTORS

     None

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)     Exhibits.

     None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, this 11th day of March, 2004.

INTERSTATE LAND INVESTORS II LIMITED PARTNERSHIP.
By:	ISC REALTY CORPORATION, as
Principal Executive Officer,
Principal Financial Officer and Principal Accounting Officer of the Registrant

By:	/S/ Jeffrey K. Harpel

Jeffrey K. Harpel Senior Vice President